Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524

www.cohenfund.com

440.835.8500
440.835.1093 *fax*

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated June 1, 2009, on the financial statements of The Santa Barbara Group of Mutual Funds, Inc. (the "Funds"), comprising PFW Water Fund and The Montecito Fund, as of March 31, 2009, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to The Santa Barbara Group of Mutual Funds, Inc.'s Registration Statement on Form N-1A.

Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
March 18, 2010